EXHIBIT 99.1

 PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
February 20, 2019

PVH CORP. ANNOUNCES AGREEMENT
 TO ACQUIRE GAZAL CORPORATION LIMITED

Proposed Acquisition to Give PVH Full Control of its Brands in Australia

New York, New York - PVH Corp. [NYSE: PVH] announced that a newly formed wholly owned subsidiary has entered into a definitive agreement under which it is proposed that PVH would acquire the interests in Gazal Corporation Limited ("Gazal") that it does not already own for A$6.00 per share. The closing is subject to customary conditions (including shareholder, court and regulatory approvals) and is expected to occur in the second quarter of 2019.

Gazal has been PVH's long term partner in Australia. If the acquisition is consummated, PVH will acquire its joint venture with Gazal, "PVH Brands Australia Pty Limited" ("the JV"), which commenced doing business in 2014. The JV holds licenses for PVH's CALVIN KLEIN, TOMMY HILFIGER and Van Heusen brands, as well as the Pierre Cardin, Bracks and Nancy Ganz brands in Australia, New Zealand and other parts of Oceania. The JV generated approximately A$260 million in revenues on a twelve month trailing basis as of July 2018.

The aggregate net purchase price for the approximately 78% of Gazal shares being acquired is approximately A$124 million, after taking into account the divestiture to a third party of Gazal's owned office building and warehouse in Banksmeadow, New South Wales, which will take place shortly following the closing date of the acquisition.

The transaction is expected to result in a material increase to PVH's 2019 earnings per share on a GAAP basis, as PVH expects to record a noncash gain to write-up its equity investments in Gazal and the JV to fair value. Excluding this noncash gain, the transaction is expected to be slightly accretive to PVH's 2019 earnings on a non-GAAP basis. It is a condition of the transaction that key management of Gazal and the JV commit to remain in their roles for at least two years and use approximately 25% of their existing Gazal equity to subscribe for an approximate 6% stake in the PVH subsidiary that is the parent company of the acquirer.

"I'm pleased that we have agreed to acquire Gazal. PVH currently – and for many years – has had a successful business relationship with our Australian partners and would be pleased to bring them into the larger PVH family," said Emanuel Chirico, Chairman and CEO, PVH Corp. "Gazal has enhanced the market position of our brands in Australia and New Zealand and we believe the region continues to offer significant growth over the next five years and aligns with our strategic priority to expand our direct control of businesses operated under the CALVIN KLEIN and TOMMY HILFIGER brands worldwide."

About PVH Corp.

With a history going back over 135 years, PVH has excelled at growing brands and businesses with rich American heritages, becoming one of the largest apparel companies in the world. We have over 36,000 associates operating in over 40 countries and nearly $9 billion in annual revenues. PVH owns the iconic CALVIN KLEIN, TOMMY HILFIGER, Van Heusen, IZOD, ARROW, Speedo*, Warner's, Olga and Geoffrey Beene brands, as well as the digital-centric True & Co. intimates brand, and markets a variety of goods under these and other nationally and internationally known owned and licensed brands.

*The Speedo brand is licensed for North America and the Caribbean in perpetuity from Speedo International Limited.

About Gazal

Based in Sydney and listed on the ASX, Gazal is a leading apparel supplier and retailer in Australasia. The Company jointly owns and manages PVH Brands Australia Pty Limited, a joint venture company with PVH Corp., one of the largest branded lifestyle apparel companies in the world. PVH Brands Australia licenses and operates PVH's iconic lifestyle apparel brands, led by CALVIN KLEIN and TOMMY HILFIGER, as well as other licensed and Gazal-owned brand names, such as Van Heusen, Pierre Cardin, Bracks and Nancy Ganz.

Contacts:

Dana Perlman
Treasurer and Senior Vice President, Business Development & Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this press release, including, without limitation, statements relating to PVH Corp's (the "Company") earnings, future plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged, and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company's apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors; (iv) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory; (v) the Company's operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company's or its licensees' or other business partners' products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

Risks and uncertainties related to the acquisition include, among others: the risk that the regulatory approval required for the acquisition is not obtained or is obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the acquisition are not satisfied; uncertainties as to the timing of the acquisition; competitive responses to the acquisition; the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation relating to the acquisition; the inability to recognize the expected benefits of the acquisition; the inability to integrate the acquired business without disruption to the acquired business or existing operations; and any changes in general economic and/or industry specific conditions.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.